UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	1-13045	23-2588479
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer identification number)
incorporation)

745 Atlantic Avenue, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

(617) 535-4766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Principal Officer

On July 1, 2005, Jean A. Bua, Senior Vice President, Controller of Iron Mountain Incorporated (the “Company”) and the Company’s principal accounting officer, notified the Company that she intends to resign from her current position. Ms. Bua is resigning in order to accept a position at another company and not as a result of any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)

By:	/s/ John F. Kenny, Jr.
	Name:	John F. Kenny, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

Date: July 5, 2005